SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

EL PASO CORPORATION

(Names of Registrant as Specified in Its Charters)

SELIM K. ZILKHA

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

Media Relations	Investor Relations
Kekst and Company	Innisfree M&A Incorporated
Attn: Victoria A. Weld and Lawrence A. Rand	Attn: Alan M. Miller
Tel: (212) 521-4800	(212) 750-5833

An Important Message To El Paso Shareholders From Selim K. Zilkha:

IT’S YOUR VOTE . . . MAKE SURE YOU USE IT

Houston, Texas, June 9, 2003—Selim K. Zilkha, one of the largest shareholders of El Paso Corporation (NYSE:EP) and one of nine nominees to be elected directors to replace El Paso’s incumbent slate of directors at the company’s June 17th shareholder meeting, ran an advertisement today in the Wall Street Journal and USA Today, urging El Paso shareholders to vote to elect the Zilkha candidates, an experienced slate of nominees who have the fresh ideas and ability to provide a “fresh start” for El Paso.

The complete text of the advertisement appears below:

An Important Message To El Paso Shareholders From Selim K. Zilkha:

IT’S YOUR VOTE....MAKE SURE YOU USE IT

The El Paso Corporation annual shareholders meeting is only days away. Act today to change our company’s course and to protect your investment.

As Institutional Shareholder Services (ISS) stated: “[a] ‘clean slate’ with a fresh start, unencumbered by the legacy of past mistakes, can help move the company forward”—sound reasoning that led ISS to recommend that El Paso’s shareholders REJECT the incumbent Board.

IT’S ALL ABOUT TRUST:

The Incumbent Board is asking once again for your Trust, but we ask:

•	Can you afford to Trust it to disclose, whenever it chooses to do so, the total costs of unwinding its previous ill-advised business ventures?

•	Can you afford to Trust that its proposed payment of billions of dollars in settlement of litigation is “in your best interest” while not disclosing what these settlements cover?

•	Can you afford to Trust that, with no permanent CEO yet selected, a decimated senior management team with critically damaged credibility can effectively fix El Paso?

•	Can you afford to Trust it to stop the outrageous practice of continuing the employment of terminated executives (who have received large severance packages) through ongoing “consulting” jobs with the company?.

El Paso’s management has responded to our proxy campaign by adopting a number of our ideas. But, what assurance do you have that, if re-elected, the incumbent board will not revert to its prior ways and practices?

REMEMBER—under the current Board, El Paso’s share price declined by over 90% (from April 1, 2002 to February 18, 2003)—and only began to recover after we began our proxy contest.

The current Board, with all its baggage, asks for your trust. We ask that you elect the Zilkha candidates, an experienced slate of nominees who have the fresh ideas and ability to provide a “fresh start” for El Paso.

EL PASO NEEDS CHANGE.

NOW is the Time For El Paso’s Shareholders to Act In OUR Own Interests.

•	If you are a shareholder of record, VOTE the BLUE proxy card TODAY;

•	If your shares are held in a brokerage or nominee account, Direct Your Broker, Nominee or Custodian to VOTE the BLUE proxy card to reflect your choice

It’s Our Company; It’s the Future of Our Investment; Our Voice Should Be Heard and Our Vote Should Reflect Our Interests.

I Invite You to Join With Me in Rejecting the Tainted Legacy of the Past and giving El Paso a fresh start by Voting to Elect A Distinguished, Highly-Qualified Slate. VOTE BLUE.

For more information, please visit www.saveelpasonow.com.

If you need assistance in voting your shares, please call Innisfree M&A Incorporated, toll-free, at (877) 750-5837 Banks and brokers, please call collect at (212) 750-5833.

# # #

The following links were placed on the www.saveelpasonow.com web site under “Recent Observations from Others—Media Coverage”:

El Paso Faces Shareholder Wrath

Financial Times (Subscription Required) June 11, 2003

[LINK]

Mr. Zilkha Throws the Book at the Board

Financial Times (Subscription Required) June 11, 2003

[LINK]

In El Paso Corp. fight, right experience called vital

Houston Chronicle June 12, 2003

[LINK]

# # #

On May 12, 2003, Selim K. Zilkha filed with the Securities and Exchange Commission a definitive proxy statement relating to his solicitation of proxies with respect to the 2003 El Paso annual meeting of stockholders. Mr. Zilkha has furnished the definitive proxy statement to El Paso’s stockholders and may file other proxy solicitation materials. Investors and security holders are urged to read the proxy statement and any other proxy solicitation materials when they become available as they contain important information.

Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by Mr. Zilkha with the Commission at the Commission’s web site at http://www.sec.gov. You may also access copy of Mr. Zilkha’s definitive proxy statement by accessing www.saveelpasonow.com. In addition, you may obtain a free copy of the definitive proxy statement by contacting Innisfree M&A Incorporated toll free at (877) 750-5837 (banks and brokers call collect at (212) 750-5833).

Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of El Paso stockholders is available in the proxy statement and Mr. Zilkha’s DFAN14A filed with the Commission on May 21, 2003.

Some of the statements contained in this document may constitute “forward-looking statements,” which for this purpose includes all statements that are not of historical fact. The actual future financial performance of El Paso could differ materially from those anticipated by these forward-looking statements. Particularly given the condition to which El Paso has been reduced under the current Board, there can be no assurance that Mr. Zilkha or the nominees will succeed in their efforts to turn El Paso around.

This document may quote or refer to independent industry research reports, financial analyst reports and newspaper articles. To the extent such a quote is included in this document, Mr. Zilkha has not sought or obtained the consent of the quoted source to the use of such quote as proxy soliciting material.